UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2014

TC PipeLines, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Street, Suite #2400 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 290-2772

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On August 19, 2014, TC PipeLines, LP (the “Partnership”) entered into an Equity Distribution Agreement with Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and UBS Securities LLC, pursuant to which each will act as the Partnership’s sales agent with respect to the offer and sale from time to time of common units representing limited partnership interests in the Partnership (the “Units”) having an aggregate offering price not to exceed $200,000,000. Sales of the Units, if any, will be made by any method permitted by law deemed to be an “at the market” offering, including ordinary brokers’ transactions through the facilities of the New York Stock Exchange, to or through a market maker, or directly on or through an electronic communication network, a “dark pool” or any similar market venue, at market prices, in block transactions, or as otherwise agreed between the Partnership and one or more of the sales agents.

Any Units sold will be offered and sold pursuant to the Partnership’s registration statement on Form S-3 (File No. 333-196523) filed with the Securities and Exchange Commission (the “Commission”) on June 4, 2014 and Amendment No. 1 to the registration statement, filed with the Commission on July 8, 2014.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1

Equity Distribution Agreement, dated August 19, 2014, among TC PipeLines, LP and Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc. and UBS Securities LLC, as Managers

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP
8.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters
23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibits 5.1 and 8.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
By: TC PipeLines GP, Inc.,
Its general partner

Date: August 19, 2014	By:	/s/ Jon A. Dobson
Jon A. Dobson
Secretary

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